EXHIBIT 10.2
EXECUTION COPY

SECOND AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
BY AND AMONG
RELIANCE HOLDINGS LLC,
TIPTREE OPERATING COMPANY, LLC,
TIPTREE FINANCIAL, INC.,
RELIANCE FIRST CAPITAL, LLC,
THE MEMBERS OF RELIANCE FIRST CAPITAL, LLC,
WEXFORD CAPITAL LP, AS WEXFORD SELLERS REPRESENTATIVE
AND
MARC MILLER, AS RELIANCE SELLERS REPRESENTATIVE
Dated as of August 4, 2015

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT
THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (as amended, modified or supplemented from time to time pursuant to the terms hereof, this “Agreement”), dated as of August 4, 2015, is entered into by and among Reliance Holdings LLC, a Delaware limited liability company (“Buyer”), Tiptree Operating Company, LLC, a Delaware limited liability company (“Tiptree”), Tiptree Financial Inc., a Maryland corporation (“TFI”), Reliance First Capital LLC, a Delaware limited liability company (the “Company”), Wexford Capital LP, a Delaware limited partnership (the “Wexford Sellers Representative”), Marc Miller (the “Reliance Sellers Representative” and together with the Wexford Sellers Representative, the “Seller Representatives”), and the members of the Company set forth on the signature pages of this Agreement under the caption “The Sellers” (collectively, the “Sellers”). The Company, Buyer, Tiptree, TFI, Seller Representatives and each Seller are referred to individually as a “Party” and collectively, as “Parties.”
RECITALS
WHEREAS, the Parties are parties to that certain Securities Purchase Agreement dated as of November 24, 2014, as amended on July 1, 2015 (the “Securities Purchase Agreement”); and
WHEREAS, the Parties hereto desire to amend the Securities Purchase Agreement as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

ARTICLE 1AMENDMENTS

Section 1.01    Amendment. The Securities Purchase Agreement is deemed amended as follows:
The term “Excluded Items” shall be amended and restated in its entirety to mean “(i) all fees and expenses of the Company and the fees and expenses of Thompson & Knight LLP (provided that such fees and expenses of Thompson & Knight LLP shall not exceed the amount set forth on Section 1.01 of the Buyer Disclosure Schedule) arising as a result or relating to the Transactions (including but not limited to any fees or expenses in connection with the calculation of any Earnout Payments and the preparation of the Earnout Statements or any dispute hereunder, the determination of Net Working Capital and the preparation of the Estimated Closing Statement, the Proposed Final Closing Statement and the Final Closing Statement or any dispute thereunder), to the extent such fees and expenses are paid by the Company or Sellers, as applicable, (ii) all discounts to fair market value in intercompany transactions, (iii) all expenses in respect of any losses as a result of changes in the balance of the liability recorded in relation to Earn-Out Payments under SFAS 141(R) - Business Combinations as of subsequent reporting periods, (iv) the Earnout Payments, (v) all administrative and regulatory costs of the Company and its subsidiaries related to being a subsidiary of a public company (including, but not limited to, all costs and expenses related to third party valuations of property and other assets and liabilities and the incremental costs of engaging and utilizing new third party auditing and auditing consulting firms), (vi) all corporate overhead (i.e., general and administrative expense) of Tiptree and its Affiliates allocated to the Company, (vii) allocation of profit, loss or expenses from Tiptree and its Affiliates to the Company and its subsidiaries relating to any Damages which give rise to an indemnity obligation pursuant to ARTICLE 9 hereof, (viii) any amounts recovered or recoverable by the Company and its subsidiaries from insurance, to the extent, and only to the extent, the Damages attributable to such insurance arose in the same period, (ix) any relocation and transition expenses of the Company and its subsidiaries resulting from the consummation of the Transactions, (x) any non-operating mortgage related non-recurring items, to include, without limitation, (a) any non-cash charges, such as goodwill write downs associated with an impairment (except non-cash charges that are reserves for future cash charges), (b) litigation expenses of the Company and its subsidiaries outside of the ordinary course, and (c) severance costs of the Company and its subsidiaries (for clarity, operating items such as (A) litigation-related expenses associated with mortgage claims, (B) all mortgage-related settlement expenses of the Company and its subsidiaries and (C) any paid claims of the Company and its subsidiaries to repurchase mortgages will be considered ordinary expense items and not Excluded Items) and (xi) any gain, loss, income or expense resulting from an adjustment or write-off to any goodwill or intangibles related to the acquisition of the Company by Buyer (including, without limitation, costs for third party fair value valuations).”
ARTICLE 2
MISCELLANEOUS
Section 2.01    Governing Law.
This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
Section 2.02    Jurisdiction.
Except as otherwise expressly provided in this Agreement, each Party, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts of the

State of New York and the U.S. federal courts located in the Borough of Manhattan, New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), in any way arising out of or relating to this Agreement, its negotiation or terms, or the Transactions, (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, that the venue is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.01 of the Securities Purchase Agreement. Notwithstanding the foregoing in this Section 2.02, a Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
Section 2.03    WAIVER OF JURY TRIAL.
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ITS NEGOTIATION OR TERMS, OR THE TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 2.03 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 2.04    Further Assurances.
From and after the Closing, upon the request of Buyer or the Sellers, each of the Parties will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances, and other instruments and papers as may be reasonably required or appropriate to carry out the Transactions.
Section 2.05    Counterparts.
This Agreement may be executed in any number of counterparts, each of which when executed will be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile and pdf signatures will be deemed originals.
Section 2.06    Third Party Beneficiaries; No Recourse Against Third Parties.
No provision of this Agreement is intended to confer upon any Person other than the Parties any rights or remedies hereunder, except as contemplated by Section 9.02 of the Securities Purchase Agreement.
Section 2.07    Severability.
If any term, provision, covenant or restriction of this Agreement is held by any Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 2.08.    Amendments, Etc.
This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the Parties. A waiver or amendment shall only be effective if (a) it is in writing and signed by the Parties, (b) it specifically refers to this Agreement and (c) it specifically states that the applicable Party is waiving or amending its rights hereunder. Any such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which it was given.
[Remainder of page intentionally left blank. Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Second Amendment to Securities Purchase Agreement as of the date first above written.

BUYER:	RELIANCE HOLDINGS LLC By: /s/ Geoffrey Kauffman Name: Geoffrey Kauffman Title: Co-Chief Executive Officer

TIPTREE:	TIPTREE OPERATING COMPANY, LLC By: /s/ Geoffrey Kauffman Name: Geoffrey Kauffman Title: Co-Chief Executive Officer

TFI:	TIPTREE FINANCIAL, INC. By: /s/ Geoffrey Kauffman Name: Geoffrey Kauffman Title: Co-Chief Executive Officer

THE COMPANY:	RELIANCE FIRST CAPITAL LLC By: /s/ Hugh Miller Name: Hugh Miller Title: President

WEXFORD SELLER REPRESENTATIVE:	WEXFORD CAPITAL LP By: Wexford GP LLC, its General Partner By: /s/ John Sites Name: John Sites Title: Vice President

RELIANCE SELLER REPRESENTATIVE:	/s/ Marc Miller Marc Miller
THE SELLERS:	RELIANCE INVESTORS LLC By: /s/ John C. Sites, Jr. Name: John C. Sites, Jr. Title: Manager

RELIANCE CONTROL LLC By: /s/ John C. Sites, Jr. Name: John C. Sites, Jr. Title: Manager
/s/ Hugh Miller Hugh Miller
/s/ Richard Blass Richard Blass
/s/ Lee Miller Lee Miller
/s/ Marc Miller Marc Miller